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August 19, 1997

Mr. Mark Goldman

Dear Mark:

The purpose of this letter is to outline the basic terms of an agreement for you to continue working with Coleman beginning January 1, 1998. The following are the key elements of our agreement:

Title:            Chairman, Eastpak
Effective Date:   January 1, 1998
Salary:           $300,000.00/annual

Bonus Target:     70% of base salary.  Prorate if leave during the year for
                  "non cause".

Stock Options:    20,000 shares to be approved by the first
                  compensation committee meeting in 1998. Vesting will be accelerated from our normal practice such that 50% will vest at 6 months at the date of issue and 50% will vest 6 months thereafter.

Car Allowance:    $725.00/month
Vacation:         4 weeks

Benefits:         Standard Coleman benefits

Notice Period:    Six months for either party in 1998, three months thereafter.

Upon our reaching agreement on these key elements, we will complete a more formal Employment Agreement between us.

I look forward to your continued involvement and leadership of Eastpak to grow both in revenue and income in the future on a global basis.

Sincerely,

/s/  Jerry Levin                   I concur:     /s/    Mark Goldman
---------------------                               ------------------------
Chairman and CEO
                                       Date:   10/01/97
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